                                                                    EXHIBIT 99.1

NEWS RELEASE


            HEARTLAND PAYMENT SYSTEMS FIRST QUARTER NET INCOME UP 63%

              PROCESSING VOLUME GROWS 34%, OPERATING INCOME UP 23%,
                        DILUTED EARNINGS PER SHARE UP 38%

PRINCETON, N.J., MAY 4, 2006 -- Heartland Payment Systems, Inc. (NYSE: HPY), the nation's sixth largest provider of merchant acquiring services, today announced record revenues of $236.8 million for the quarter ended March 31, 2006, up 39% compared to $169.9 million in the first quarter of 2005. Net income for the three months was $4.4 million, or $0.11 per fully diluted share, increases of 63% and 38%, respectively, compared to net income of $2.7 million, or $0.08 per fully diluted share, in the first quarter of 2005. Net income for the three months ended March 31, 2006 included a pre-tax charge of $2.0 million resulting from a change in estimate of the amount of accrued on-line debit interchange expense, and a pre-tax gain of $0.8 million resulting from the receipt of a cash settlement on a lawsuit. Earnings per share in the first quarter of 2006 are based on a 15% higher average diluted share count than in the same period in 2005.

Robert Carr, Chairman and CEO, said, "We are very pleased to once again report strong top and bottom line growth while simultaneously investing in our franchise to sustain superior long term returns. Results were driven by strong processing volumes, which grew 34% over the year ago period to a level that was only slightly below our record quarterly volume, despite the seasonally slow nature of the first quarter. In addition, during the quarter we significantly strengthened our technology infrastructure. On the front end, 76% of new merchants installed and 59% of total transactions processed this quarter were on HPS Exchange. And, in one of our most anticipated technology developments, we committed significant resources to the conversion of our merchants onto our Passport back end processing platform. Although first quarter expenses rose as we expedited the process, I am pleased to announce that 97% of our merchants are processing on Passport as of May 1. Our significant investment in best-in-industry technology is creating important competitive advantages as we drive down costs, increase processing capacity, and develop new products."

Processing volume for the three months ended March 31, 2006 increased 34% to $9.2 billion from $6.9 billion during the same period in 2005. The Company's active card processing merchant count rose to 116,400 at March 31, 2006, a 24.1% increase over the past twelve months as we expanded our dedicated salesforce to 1,074 at March 31, 2006 from 1,010 at December 31, 2005. Same store sales at our installed base rose 7.1% during the quarter and continue to make a meaningful contribution to the Company's record processing volumes. Operating income for the quarter was up 23% to $6.3 million from $5.1 million in the year earlier period. The first quarter operating margin was 11.2% of net revenues (defined as total revenues less interchange and dues and assessments), compared to 12.4% for the three months ended March 31, 2005. Excluding the $2.0 million impact of the debit interchange accrual, the operating margin for the three months ended March 31, 2006 would have been 14.3%.

Mr. Carr continued, "The strength of our franchise was proven once again this quarter as we achieved outstanding growth and profitability while financing a number of investments and other initiatives that will assure our long-term success, but that weighed heavily on this quarter. With our conversion to Passport substantially complete, we believe we enjoy the industry's most advanced point-of-sale payments technology infrastructure. We intend to capitalize on the flexibility and scalability of this key strategic advantage with innovative new products, superior customer service and improved operating efficiency, each of which is expected to contribute to achieving our goal of an operating margin in excess of 20%."

CONFERENCE CALL:

Heartland Payment Systems, Inc. will host a conference call on May 4, 2006 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. The conference call may be accessed by calling 973-935-8509 at 8:25 AM Eastern time on May 4, 2006. Please provide the operator with PIN number 7293587. The conference call will also be Web cast where it can be accessed on the investor relations portion of Heartland's website at www.heartlandpaymentsystems.com.

A digital replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Thursday, May 18, 2006. The number to call for the taped replay is 973-341-3080 and the conference PIN 7293587. The webcast will also be archived within two hours of the live call on the investor relations portion of the Company's website and will remain available through Thursday, May 18, 2006.

ABOUT HEARTLAND
Heartland Payment Systems, Inc. (HPS), a NYSE company trading under the symbol HPY, delivers credit/debit card processing and payroll solutions to nearly 120,000 small to medium-sized merchants throughout the United States. HPS also provides additional services to its merchants such as gift and loyalty card programs, paper check authorization, and sells and rents point-of-sale devices and supplies.

With over 1,000 national sales professionals, HPS builds long-term business relationships in local sales territories providing merchants with enhanced technology tools that assist them in more effectively operating their businesses.

Heartland processed its first transaction in 1997, and, since 2000, has grown at a compound annual rate of more than 30% to become the sixth largest merchant processor in the United States and fifteenth largest merchant processor in the world.


http://www.heartlandpaymentsystems.com

FORWARD-LOOKING STATEMENTS:
This press release may contain statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors. Information concerning these factors is contained in the Company's Securities and Exchange Commission filings. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.


CONTACT:
Joe Hassett or Paul Johnson
Gregory FCA
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-642-8253
Email: Heartland_ir@gregoryfca.com












                                                                           PAGE2

                HEARTLAND PAYMENT SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (unaudited)


                                                                       THREE MONTHS ENDED MARCH 31,
                                                                     ---------------------------------
                                                                         2006                  2005
                                                                     -----------           -----------

TOTAL REVENUES                                                         $ 236,796            $  169,865
COSTS OF SERVICES:
    Interchange                                                          172,229               122,416
    Dues and assessments                                                   8,586                 6,415
    Processing and servicing                                              28,151                19,820
    Customer acquisition costs                                             8,172                 5,841
    Depreciation and amortization                                          1,363                 1,283
                                                                     -----------           -----------
      Total costs of services                                            218,501               155,775
General and administrative                                                12,009                 8,989
                                                                     -----------           -----------
      Total expenses                                                     230,510               164,764
                                                                     -----------           -----------
INCOME FROM OPERATIONS                                                     6,286                 5,101
                                                                     -----------           -----------
OTHER INCOME (EXPENSE):
    Interest income                                                          377                   110
    Interest expense                                                        (120)                 (435)
    Fair value adjustment for warrants with mandatory
      redemption provisions                                                    -                   (90)
    Other, net                                                               814                    (3)
                                                                     -----------           -----------
      Total other income (expense)                                         1,071                  (418)
                                                                     -----------           -----------
Income before income taxes                                                 7,357                 4,683
Provision for income taxes                                                 2,969                 1,989
NET INCOME                                                                 4,388                 2,694

Income allocated to Series A Senior Convertible Preferred
    Stock                                                                      -                (1,295)
                                                                     -----------           -----------
NET INCOME ATTRIBUTABLE TO COMMON STOCK                                $   4,388            $    1,399
                                                                     ===========           ===========

EARNINGS PER COMMON SHARE:
   Basic                                                                   $0.12                 $0.09
   Diluted                                                                 $0.11                 $0.08

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   Basic                                                                  35,128                16,449
   Diluted                                                                39,817                34,672


                HEARTLAND PAYMENT SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (unaudited)



                                                                              MARCH 31, 2006          DECEMBER 31, 2005
                                                                             ----------------        -------------------
ASSETS
Current assets:
    Cash and cash equivalents                                                     $   20,329              $   17,747
    Receivables, net                                                                  89,097                  93,756
    Investments                                                                        2,654                   2,141
    Inventory                                                                          1,567                     714
    Prepaid expenses                                                                   1,740                   1,979
    Current tax asset                                                                 15,510                   1,602
    Current deferred tax assets, net                                                     811                   1,492
                                                                                  ----------              ----------
         Total current assets                                                        131,708                 119,431
Capitalized customer acquisition costs, net                                           46,549                  42,930
Deferred tax assets, net                                                               2,900                   3,477
Property and equipment, net                                                           20,151                  17,661
Goodwill and intangible assets                                                         1,787                     -
Deposits and other assets                                                                162                     186
                                                                                  ----------              ----------
      Total assets                                                                $  203,257              $  183,685
                                                                                  ----------              ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Due to sponsor bank                                                           $   24,309              $   34,530
    Accounts payable                                                                  31,951                  25,339
    Current portion of accrued buyout liability                                       11,008                  10,478
    Merchant deposits and loss reserves                                                9,090                   7,450
    Accrued expenses and other liabilities                                             9,763                   7,407
    Current portion of borrowings and financing arrangements                             253                     261
                                                                                  ----------              ----------
        Total current liabilities                                                     86,374                  85,465
Long-term portion of borrowings and financing arrangements                               125                     173
Long-term portion of accrued buyout liability                                         18,346                  17,996
                                                                                  ----------              ----------
      Total liabilities                                                              104,845                 103,634
                                                                                  ----------              ----------

Commitments and contingencies                                                           --                        --

STOCKHOLDERS' EQUITY
Common Stock, $.001 par value, 100,000,000 shares authorized; 36,623,258 and
    34,222,114 shares issued at March 31, 2006 and December 31, 2005; 35,884,658 and 34,200,114 shares outstanding at March 31, 2006
    and December 31, 2005                                                                 36                      34
Additional paid-in capital                                                           126,281                  96,417
Accumulated other comprehensive loss                                                    (29)                     (26)
Accumulated deficit                                                                 (11,491)                 (15,879)
Treasury stock, at cost (738,600 and 22,000 shares at March 31, 2006 and
    December 31, 2005)                                                              (16,385)                    (495)
                                                                                  ----------              ----------
    Total stockholders' equity                                                        98,412                  80,051
                                                                                  ----------              ----------
    Total liabilities and stockholders' equity                                    $  203,257              $  183,685
                                                                                  ==========              ==========

                HEARTLAND PAYMENT SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                 (In thousands)
                                   (unaudited)


                                                                           THREE MONTHS ENDED MARCH 31,
                                                                           ----------------------------
                                                                             2006              2005
                                                                           ---------         --------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                  $  4,388         $ 2,694
Adjustments to reconcile net income to net cash provided by
    operating activities:
    Amortization of capitalized customer acquisition costs                     8,013           5,588
    Other depreciation and amortization                                        1,768           1,259
    Stock-based compensation                                                     232               -
    Deferred taxes                                                             1,223             113
    Fair value adjustment for warrants with mandatory redemption
          provisions                                                               -              90
Changes in operating assets and liabilities:
    Decrease (increase) in receivables                                         5,667            (338)
    Decrease  in inventory                                                       247             456
    Payment of signing bonuses, net                                           (7,091)         (4,003)
    Increase in capitalized customer acquisition costs                        (4,541)         (2,924)
    Decrease (increase) in prepaid expenses                                      230            (830)
    Decrease in deposits and other assets                                        609              24
    (Decrease) increase in due to sponsor bank                               (10,221)            312
    Increase (decrease) in accounts payable                                    5,738            (212)
    Increase (decrease) in accrued expenses and other liabilities              2,099            (768)
    Increase in merchant deposits and loss reserves                            1,640             970
    Payouts of accrued buyout liability                                       (3,819)         (3,287)
    Increase in accrued buyout liability                                       4,699           3,175
                                                                           ---------       ---------
Net cash provided by operating activities                                     10,881           2,319
                                                                           ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments                                                        (838)            (250)
Maturities of investments                                                      322                 1
Acquisition of business, net of cash acquired                                (3,452)               -
Purchases of property and equipment                                          (3,536)          (2,102)
                                                                          ---------        ---------
Net cash used in investing activities                                        (7,504)          (2,351)
                                                                          ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on borrowings and financing arrangements                     (57)            (544)
Proceeds from exercise of stock options                                      15,152               45
Repurchase of common stock                                                  (15,890)               -
                                                                          ---------        ---------

Net cash used in financing activities                                          (795)            (499)
                                                                          ---------        ---------

Net increase (decrease) in cash and cash equivalents                          2,582             (531)
Cash and cash equivalents at beginning of year                               17,747           13,237
                                                                          ---------        ---------
Cash and cash equivalents at end of period                                $  20,329         $ 12,706
                                                                          =========        =========
SUPPLEMENTAL CASH FLOW INFORMATION: Cash paid during the year for:
     Interest                                                             $     143         $    409
     Income taxes                                                             1,099              801

















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